EXHIBIT 5.1

April 16, 2024	52897.00002

Genesis Energy, L.P.

811 Louisiana Street, Suite 1200

Houston, TX 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), including a base prospectus set forth therein (the “Base Prospectus”), relating to the issuance and sale of an indeterminate amount of securities (the “Securities”) consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (c) subordinated securities (the “Subordinated Securities” and, together with the Common Units and the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (d) the Partnership’s options to purchase LP Equity Securities (the “Options”), which may be issued pursuant to one or more option agreements (each, an “Option Agreement”), (e) the Partnership’s warrants to purchase LP Equity Securities or Debt Securities (defined below) (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), (f) the Partnership’s rights to purchase LP Equity Securities (the “Rights”), which may be issued pursuant to one or more rights agreements (each, a “Rights Agreement”), (g) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Genesis Energy Finance Corporation, a Delaware corporation (“Genesis Finance”), may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Genesis Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (h) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. For purposes of this opinion, the term “Specified Subsidiary Guarantors” means the Subsidiary Guarantors other than (i) Genesis Pipeline Alabama, LLC (the “Alabama Subsidiary Guarantor”), (ii) Red River Terminals, L.L.C. (“Red River”) and (iii) TDC, L.L.C. (“TDC,” along with Red River, collectively, the “Louisiana Subsidiary Guarantors” and each a “Louisiana Subsidiary Guarantor”); and the term “Other Subsidiary Guarantors” means the Subsidiary Guarantors other than the Specified Subsidiary Guarantors. The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act. The Registration Statement provides that the Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Genesis Energy, L.P.

April 16, 2024

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate, limited partnership and limited liability company records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Partnership’s Fifth Amended and Restated Agreement of Limited Partnership (as amended through the date hereof, the “Partnership Agreement”);

(iv)

the Indenture with respect to the Senior Debt Securities, dated as of May 21, 2015, among the Partnership, Genesis Finance, the Subsidiary Guarantors named therein and Regions Bank, as successor trustee (the “Base Indenture”), the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture;

(v)

a form of the Indenture for the Subordinated Debt Securities to be entered into by the Partnership, Genesis Finance, the Subsidiary Guarantors and Regions Bank, as trustee (together with the trustee referred to in (iv), each a “Trustee”) (the indentures in (iv) and (v) are each referred to herein as an “Indenture”), the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture;

(vi)

a copy of the unanimous written consent adopted by the board of directors of the general partner of the Partnership (including any duly authorized committee thereof, the “Board”) on April 15, 2024, certified by an officer of the general partner of the Partnership as of the date hereof; and

(vii)

a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Partnership under the laws of the State of Delaware as of April 15, 2024 (collectively with such other good standing certificates of public officials with respect to the Specified Subsidiary Guarantors, the “Good Standing Certificates”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate, limited partnership and limited liability company records, certificates and other documents submitted to us; (ii) the legal capacity, competency and (other than, with respect to the Base Indenture, the Partnership, Genesis Finance and the Specified Subsidiary Guarantors) authority of all persons or entities executing all agreements, instruments, corporate, limited partnership and limited liability company records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate, limited partnership and limited liability company records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate, limited partnership and limited liability company records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that

Genesis Energy, L.P.

April 16, 2024

such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements (other than, with respect to the Base Indenture, the Partnership, Genesis Finance and the Specified Subsidiary Guarantors), instruments, corporate, limited partnership and limited liability company records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Partnership and the Specified Subsidiary Guarantors and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Partnership or the Specified Subsidiary Guarantors from that reported in the Good Standing Certificates; (ix) that each of the

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April 16, 2024

officers and directors of the Partnership and the Subsidiary Guarantors, or their respective general partner(s) or managing member(s), as the case may be, has properly exercised his or her fiduciary duties, and (x) existence and entity power of each party to the Indenture other than the Partnership, Genesis Finance and the Specified Subsidiary Guarantors. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Partnership, Genesis Finance, and the Specified Subsidiary Guarantors (or their respective general partner(s) or managing member(s), as applicable). With your consent, we have assumed that (i) each of the Debt Securities, and any related Indenture and supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related Warrant Agreement, the Options and any related Option Agreement, the Rights and any related Rights Agreement, and any purchase, underwriting, sales agreement or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Documents (other than the Indenture) will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by the Partnership and the Subsidiary Guarantors, as applicable, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Partnership or any Subsidiary Guarantor with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Partnership or any Subsidiary Guarantor is then subject or the Partnership Agreement or other organizational or constituent document of any Subsidiary Guarantor, then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Partnership, the Subsidiary Guarantors or any of their respective properties, or (c) violate, or cause the Partnership or any Subsidiary Guarantor not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Partnership or any Subsidiary Guarantor.

We have further assumed that (i) the Registration Statement and any amendments thereto will be effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable, and the corporate, limited partnership and limited liability company action of the Partnership and the Subsidiary Guarantors, as applicable, authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as amended (the “TIA”), if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable; (v) the Indenture, any supplemental indentures and the trustee will have been qualified pursuant to the TIA at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the

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April 16, 2024

Registration Statement; (vi) there will be sufficient LP Equity Securities, as applicable, authorized for issuance under the Partnership Agreement that have not otherwise been issued or reserved for issuance; and (vii) if (a) such Securities constitute Common Units issuable upon exchange or conversion of Securities constituting Preferred Securities, the action with respect to such Preferred Securities referred to in paragraph 2 below will have been taken, (b) such Securities constitute Common Units issuable upon exchange or conversion of Securities constituting Subordinated Securities, the action with respect to such Subordinated Securities referred to in paragraph 3 below will have been taken, (c) such Securities constitute LP Equity Securities issuable upon exercise of Securities constituting Options, the action with respect to such Options referred to in paragraph 4 below will have been taken, (d) such Securities constitute LP Equity Securities issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to in paragraph 5 below will have been taken, (e) such Securities constitute LP Equity Securities issuable under Securities constituting Rights, the action with respect to such Rights referred to in paragraph 6 below will have been taken, (f) if such Securities constitute LP Equity Securities issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 7 below will have been taken or (g) if such Securities constitute Debt Securities issuable upon exercise of Securities constituting Warrants or upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, the action with respect to such Warrants, Preferred Securities or Subordinated Securities referred to in paragraph 5, paragraph 2 or paragraph 3, respectively, below will have been taken.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that, as of the date hereof:

1. With respect to Securities constituting Common Units, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) such Common Units have been duly issued and delivered, with certificates representing such Common Units having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Common Units of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Units are issuable upon exchange, conversion or exercise of Preferred Securities or Subordinated Securities, the applicable amendment to the Partnership Agreement or certificate of designations therefor to the extent required under the Delaware LP Act (defined below) or the Partnership Agreement, or if such Common Units are issuable upon the exercise of Securities constituting Options, the applicable Option Agreement therefor, or if such Common Units are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Common Units are issuable pursuant to Rights, the applicable Rights Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, or if such Common Units are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Units (including any Common Units duly issued (a) upon exchange or conversion of any Securities constituting Preferred Securities or Subordinated Securities that are exchangeable for or convertible into Common Units, (b) upon exercise of any Securities constituting Options or Warrants that are exercisable for Common Units, (c) pursuant to any Securities constituting Rights providing for the purchase of Common Units or (d) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Common Units), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid and non-assessable.

Genesis Energy, L.P.

April 16, 2024

2. With respect to Securities constituting Preferred Securities, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Preferred Securities, the terms of the offering thereof and related matters, (ii) the Partnership has taken all necessary action to designate and establish the terms of such Preferred Securities and has amended the Partnership Agreement and caused a certificate of designations with respect to such Preferred Securities to be prepared and filed with the Secretary of State of the State of Delaware to the extent required under the Delaware LP Act and the Partnership Agreement, (iii) such Preferred Securities have been duly issued and delivered, with certificates representing such Preferred Securities having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Preferred Securities of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Securities are issuable upon the exercise of Securities constituting Options, the applicable Option Agreement therefor, or if such Preferred Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Preferred Securities are issuable pursuant to Rights, the applicable Rights Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, or if such Preferred Securities are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, and (iv) as applicable, (a) the LP Equity Securities issuable upon exchange or conversion of such Preferred Securities have been duly authorized and reserved for issuance upon exchange or conversion of such Preferred Securities or (b) the Debt Securities issuable upon exchange or conversion of such Preferred Securities have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture, officers’ certificate or supplemental indenture therefor and reserved for delivery upon exchange or conversion of such Preferred Securities, such Preferred Securities (including any Preferred Securities duly issued (a) upon exercise of any Securities constituting Options or Warrants that are exercisable for Preferred Securities, (b) pursuant to any Securities constituting Rights providing for the purchase of Preferred Securities, or (c) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Securities), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Subordinated Securities, when (i) the Partnership has taken all necessary action to authorize and approve the issuance of such Subordinated Securities, the terms of the offering thereof and related matters, (ii) the Partnership has taken all necessary action to designate and establish the terms of such Subordinated Securities and has amended the Partnership Agreement and caused a certificate of designations with respect to such Subordinated Securities to be prepared and filed with the Secretary of State of the State of Delaware to the extent required under the Delaware LP Act and the Partnership Agreement, (iii) such Subordinated Securities have been duly issued and delivered, with certificates representing such Subordinated Securities having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the register of Subordinated Securities of the Partnership, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Subordinated Securities are issuable upon the exercise of Securities constituting Options, the applicable Option Agreement therefor, or if such Subordinated Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Subordinated Securities are issuable pursuant to Rights, the applicable Rights Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, or if such Subordinated Securities are issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, and (iv) such Subordinated Securities (including any Subordinated Securities duly issued (a) upon exercise of any Securities constituting Options or Warrants that are exercisable for Subordinated Securities, (b) pursuant to any Securities constituting Rights providing for the purchase of Subordinated Securities or (c) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Subordinated Securities), will have been duly authorized in accordance with the Partnership Agreement and validly issued and will be fully paid and non-assessable.

Genesis Energy, L.P.

April 16, 2024

4. With respect to Securities constituting Options, when (i) Option Agreement has been duly authorized, executed and delivered by the Company and the option agent named therein, (ii) the Partnership has taken all necessary action to authorize and approve the issuance of such Options, the terms of the offering thereof and related matters, (iii) such Options have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Option Agreement and such authorization and approval related to such Options and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, and (iv) the LP Equity Securities issuable upon exercise of such Options have been duly authorized and reserved for issuance upon exercise of such Options, such Options will have been duly authorized in accordance with the Partnership Agreement and will be valid and binding obligations of the Partnership.

5. With respect to Securities constituting Warrants, when (i) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent named therein, (ii) Partnership has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters, (iii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval related to such Warrants and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, and (iv) as applicable, (a) the LP Equity Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance upon exercise of such Warrants or (b) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture, officers certificate or supplemental indenture therefor and reserved for delivery upon exercise of such Warrants, such Warrants will have been duly authorized in accordance with the Partnership Agreement and will be valid and binding obligations of the Partnership.

Genesis Energy, L.P.

April 16, 2024

6. With respect to Securities constituting Rights, when the (i) Rights Agreement has been duly authorized, executed and delivered by the Company and the rights agent named therein, (ii) the Partnership has taken all necessary action to authorize and approve the issuance of such Rights, the terms of the offering thereof and related matters, (iii) such Rights have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Rights Agreement and such authorization and approval related to such Rights and the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, and (iv) the LP Equity Securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance upon exercise of such Rights, such Rights will have been duly authorized in accordance with the Partnership Agreement and will be valid and binding obligations of the Partnership.

7. With respect to Securities constituting Debt Securities (including, if Partnership Debt Securities are guaranteed by Guarantees, such Partnership Debt Securities and such Guarantees), when (i) the Partnership and, if the Debt Securities constitute Partnership Debt Securities as to which Genesis Finance is co-issuer, Genesis Finance, and if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, the Subsidiary Guarantors (together with the Partnership and Genesis Finance, the “Obligors”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) any officers’ certificate or supplemental indenture to the applicable Indenture relating to such Debt Securities and, (x) if such Debt Securities constitute Subordinated Debt Securities, the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement have been duly authorized, executed and delivered by the parties thereto (including, if such Debt Securities constitute Partnership Debt Securities as to which Genesis Finance is co-issuer, Genesis Finance, and if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, the applicable Subsidiary Guarantors) or (y) if such Debt Securities constitute Senior Debt Securities, the applicable Indenture have been duly authorized, executed and delivered by the Other Subsidiary Guarantors and the other parties thereto (other than the Partnership, Genesis Finance and the Specified Subsidiary Guarantors) with the terms of such Debt Securities (including whether Genesis Finance is co-issuer thereof) and, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in the applicable Indenture or such a supplemental indenture or such an officers’ certificate delivered pursuant thereto, (iii) such Debt Securities (including, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board and, if such Debt Securities constitute Partnership Debt Securities as to which Genesis Finance is co-issuer, the applicable resolution of the Board of Directors of Genesis Finance or duly authorized committee thereof or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, the amendment to the Partnership Agreement or certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, (iv) if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees of Other Subsidiary Guarantors, such Guarantees (including any Guarantees of Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock or Subordinated Securities that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of each of the applicable Other Subsidiary Guarantors, such Debt Securities (including, if Partnership Debt Securities are guaranteed by Guarantees, such Partnership Debt Securities and such Guarantees and

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April 16, 2024

including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Securities or Subordinated Securities that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities), and (v) if LP Equity Securities are issuable upon exercise or conversion of such Debt Securities, such LP Equity Securities have been duly authorized and reserved for issuance in accordance with the applicable Indenture, officers certificate or supplemental indenture therefor (x) will have been duly authorized by all necessary corporate, limited liability company or limited Partnership action on the part of the Partnership and, if such Debt Securities constitute Partnership Debt Securities as to which Genesis Finance is co-issuer, Genesis Finance and, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, each of the applicable Specified Subsidiary Guarantors and (y) will be valid and binding obligations of the Partnership and, if such Debt Securities constitute Partnership Debt Securities as to which Genesis Finance is co-issuer, Genesis Finance and, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors, enforceable against each such Obligor in accordance with their terms.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:

A. They are limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law. In addition, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture relating to the separability of provisions of the Indenture.

B. With reference to, but without limiting in any way, qualification (A) above: provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, provisions imposing a payment obligation with respect to the Partnership’s or a Subsidiary Guarantor’s obligations and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.

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April 16, 2024

C. No opinion is expressed herein with respect to (i) the validity, binding effect or enforceability of any provision of the Securities that requires a person or entity to cause another person or entity to take or refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (ii) the validity, binding effect or enforceability of any provision of the Securities insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Securities (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Securities, and (iii) the acceptance by a Federal court located in the State of New York of jurisdiction in a dispute arising under the Securities.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than (i) the Limited Liability Company Act of the State of Delaware, (ii) the General Corporation Law of the State of Delaware, (iii) the Delaware Revised Uniform Limited Partnership Act, (iv) the internal laws of the State of New York and (v) the internal laws of the State of Texas, in each case as in effect on the date hereof. In addition, we have considered (i) solely with respect to paragraph 7 in respect to the Alabama Law Matters specified below, the Laws of the State of Alabama and (ii) solely with respect to paragraph 7 in respect to the Louisiana Law Matters specified below, the Laws of the State of Louisiana. The Alabama Law Matters are addressed in the opinion of the Law Office of Bradley Arant Boult Cummings LLP attached to the Registration Statement as Exhibit 5.2, and the Louisiana Law Matters are addressed in the opinion of Liskow & Lewis, a Professional Law Corporation, attached to the Registration Statement as Exhibit 5.3. With respect to the Alabama Subsidiary Guarantor, we have assumed that the Alabama Subsidiary Guarantor is validly existing, has the entity power to create the Guarantees thereof and will have taken the required steps to authorize entering into such Guarantees under the Laws of the State of Alabama, which matters (the “Alabama Law Matters”) are addressed in the opinion of the Law Office of Bradley Arant Boult Cummings LLP attached to the Registration Statement as Exhibit 5.2, special Alabama counsel. With respect to the Louisiana Subsidiary Guarantors, we have assumed that each Louisiana Subsidiary Guarantor is validly existing, has the entity power to create the Guarantees thereof and will have taken the required steps to authorize entering into such Guarantees under the Laws of the State of Louisiana, which matters (the “Louisiana Law Matters”) are addressed in the opinion of Liskow & Lewis, a Professional Law Corporation, attached to the Registration Statement as Exhibit 5.3, special Louisiana counsel.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Paul Hastings LLP

SCHEDULE I

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
American Natural Soda Ash Corp.	Delaware	76-0513049
AP Marine, LLC	Delaware	76-0513049
BR Port Services, LLC	Delaware	76-0513049
Cameron Highway Pipeline GP, L.L.C.	Delaware	76-0513049
Cameron Highway Pipeline I, L.P.	Delaware	76-0513049
Casper Express Pipeline, LLC	Delaware	76-0513049
Davison Petroleum Supply, LLC	Delaware	76-0513049
Davison Transportation Services, Inc.	Delaware	26-0614522
Davison Transportation Services, LLC	Delaware	76-0513049
Deepwater Gateway, L.L.C.	Delaware	76-0513049
Flextrend Development Company, L.L.C.	Delaware	76-0513049
GEL CHOPS GP, LLC	Delaware	76-0513049
GEL CHOPS I, L.P.	Delaware	76-0513049
GEL CHOPS II, L.P.	Delaware	76-0513049
GEL Deepwater, LLC	Delaware	76-0513049
GEL IHUB, LLC	Delaware	76-0513049
GEL Louisiana Fuels, LLC	Delaware	76-0513049
GEL Odyssey, LLC	Delaware	76-0513049
GEL Offshore Pipeline, LLC	Delaware	76-0513049
GEL Offshore, LLC	Delaware	76-0513049
GEL Paloma, LLC	Delaware	76-0513049
GEL Pipeline Offshore, LLC	Delaware	76-0513049
GEL Poseidon, LLC	Delaware	76-0513049
GEL Sekco, LLC	Delaware	76-0513049
GEL SYNC LLC	Delaware	76-0513049
GEL Tex Marketing, LLC	Delaware	76-0513049
GEL Texas Pipeline, LLC	Delaware	76-0513049
GEL Wyoming, LLC	Delaware	76-0513049
Genesis Alkali, LLC	Delaware	76-0513049
Genesis Alkali Holdings, LLC	Delaware	76-0513049
Genesis Alkali Holdings Company, LLC	Delaware	76-0513049
Genesis Alkali Wyoming, LP	Delaware	76-0513049
Genesis BR, LLC	Delaware	76-0513049
Genesis CHOPS I, LLC	Delaware	76-0513049
Genesis CHOPS II, LLC	Delaware	76-0513049
Genesis Crude Oil, L.P.	Delaware	76-0513049
Genesis Davison, LLC	Delaware	76-0513049
Genesis Deepwater Holdings, LLC	Delaware	76-0513049
Genesis Energy, LLC	Delaware	76-0513049
Genesis Free State Holdings, LLC	Delaware	76-0513049
Genesis GTM Offshore Operating Company, LLC	Delaware	76-0513049
Genesis IHUB Holdings, LLC	Delaware	76-0513049
Genesis Marine, LLC	Delaware	76-0513049
Genesis NEJD Holdings, LLC	Delaware	76-0513049
Genesis Odyssey, LLC	Delaware	76-0513049
Genesis Offshore, LLC	Delaware	76-0513049
Genesis Offshore Holdings, LLC	Delaware	76-0513049
Genesis Pipeline Alabama, LLC	Alabama	76-0513049
Genesis Pipeline Texas, L.P.	Delaware	76-0513049
Genesis Pipeline USA, L.P.	Delaware	76-0513049
Genesis Poseidon, LLC	Delaware	76-0513049

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Genesis Poseidon Holdings, LLC	Delaware	76-0513049
Genesis Rail Services, LLC	Delaware	76-0513049
Genesis Sailfish Holdings, LLC	Delaware	76-0513049
Genesis Sekco, LLC	Delaware	76-0513049
Genesis SMR Holdings, LLC	Delaware	76-0513049
Genesis Syngas Investments, L.P.	Delaware	76-0513049
Genesis Texas City Terminal, LLC	Delaware	76-0513049
High Island Offshore System, L.L.C.	Delaware	76-0513049
Manta Ray Gathering Company, L.L.C.	Texas	76-0513049
Matagorda Offshore, LLC	Texas	76-0513049
Milam Services, Inc.	Delaware	36-4704817
Poseidon Pipeline Company, L.L.C.	Delaware	76-0513049
Red River Terminals, L.L.C.	Louisiana	76-0513049
Sailfish Pipeline Company, L.L.C.	Delaware	76-0513049
Seahawk Shoreline System, LLC	Texas	76-0513049
Southeast Keathley Canyon Pipeline Company, L.L.C.	Delaware	76-0513049
SYNC Pipeline LLC	Delaware	76-0513049
TDC Services, LLC	Delaware	26-0614359
TDC, L.L.C.	Louisiana	76-0513049
Texas City Crude Oil Terminal, LLC	Delaware	76-0513049
Thunder Basin Holdings, LLC	Delaware	76-0513049